DILLON, BITAR & LUTHER             Exhibit 5
                         53 Maple Avenue
                  Morristown, New Jersey  07960


Versus Technology, Inc.
2600 Miller Creek Road
Traverse City, MI  49684

Dear Sirs:

     We refer to the Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed today by Versus Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to an offering of shares of common stock (the "Common Stock"). The Common Stock is to be sold by existing shareholders as described in the Prospectus forming part of the Registration Statement.

     We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

     Based upon our examination described above, it is our opinion that the Common Stock and Registration Statement have been duly authorized by the Company and that the Common Shares are validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,



                              DILLON, BITAR & LUTHER